Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS
301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS THIRD QUARTER RESULTS

MINNETONKA, MN, November 13—Michael Foods, Inc. today reported financial results for the third quarter of 2009. Net earnings for the quarter ended October 3, 2009 were $18.5 million, compared to $11.0 million in 2008. Net sales for the quarter ended October 3, 2009 were $382.1 million, compared to $450.1 million in 2008. Net earnings for the nine months ended October 3, 2009 were $49.9 million, compared to $33.6 million in 2008. Net sales for the nine months ended October 3, 2009 were $1,152.5 million, compared to $1,320.1 million in 2008.

Earnings before interest, taxes, depreciation and amortization and other adjustments (EBITDA, as defined in the Company’s credit facility) for the quarter ended October 3, 2009 increased 12% to $57.7 million, compared to $51.6 million in 2008. EBITDA for the nine months ended October 3, 2009 increased 10% to $160.3 million, compared to $145.8 million in 2008. Michael Foods, Inc. uses EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance and to determine incentive compensation levels.

Commenting on the results, Executive Chairman Gregg A. Ostrander said, “Our third quarter results were driven by the continued improved results for Crystal Farms and Foodservice egg products. Specifically, Crystal Farms branded and private-label cheese volumes and margins improved compared to 2008 levels. Within the Foodservice sector, our egg products margins improved, reflecting our continued focus on moving our customers to more convenient, higher margin value-added products. This offset weak volumes seen across our Foodservice business, due, mainly, to the recessionary economic conditions. Tighter cost controls in the quarter also contributed to offsetting the difficult volume environment.”

Ostrander concluded, “We continue to generate strong free cash flows and are utilizing the cash to execute our growth plans.”

Unaudited segment data follows (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Quarter ended October 3, 2009:
External net sales	$261,338	$30,109	$90,669	$—	$382,116
Net earnings	20,135	863	6,223	(8,696)	18,525
EBITDA*	44,585	4,062	10,743	(1,686)	57,704

Quarter ended September 27, 2008:
External net sales	$318,908	$30,524	$100,626	$—	$450,058
Net earnings	12,714	2,166	2,897	(6,753)	11,024
EBITDA*	44,062	5,224	5,775	(3,482)	51,579

Nine months ended October 3, 2009:
External net sales	$793,207	$85,806	$273,475	$—	$1,152,488
Net earnings	60,982	(1,051)	18,581	(28,608)	49,904
EBITDA*	128,964	6,757	32,257	(7,680)	160,298

Nine months ended September 27, 2008:
External net sales	$939,444	$89,859	$290,767	$—	$1,320,070
Net earnings	47,608	5,953	5,690	(25,701)	33,550
EBITDA*	127,885	14,616	12,594	(9,269)	145,826

*	As defined in the Company’s credit facility.

EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings to EBITDA for the quarter ended October 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$20,135	$863	$6,223	$(8,696)	$18,525
Interest expense, excluding amortization of financing costs	312	(325)	—	9,898	9,885
Amortization of financing costs	—	—	—	1,744	1,744
Income tax expense (benefit)	10,213	445	3,210	(3,763)	10,105
Depreciation and amortization	11,893	2,869	1,096	1	15,859
Equity sponsor management fee	—	—	—	515	515
Industrial revenue bonds related expenses	244	—	—	—	244
Other	1,752	210	214	(1,385)	791

	44,549	4,062	10,743	(1,686)	57,668
Plus:
Unrealized losses on swap contracts	36	—	—	—	36

EBITDA (as defined in our credit facility)	$44,585	$4,062	$10,743	$(1,686)	$57,704

The following table reconciles net earnings to EBITDA for the quarter ended September 27, 2008 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$12,714	$2,166	$2,897	$(6,753)	$11,024
Interest expense, excluding amortization of financing costs	399	—	—	7,305	7,704
Amortization of financing costs	—	—	—	953	953
Income tax expense (benefit)	5,540	1,087	1,450	(3,448)	4,629
Depreciation and amortization	16,176	1,676	1,131	1	18,984
Equity sponsor management fee	—	—	—	473	473
Industrial revenue bonds related expenses	244	—	—	—	244
Other	1,891	295	297	(2,013)	470

	36,964	5,224	5,775	(3,482)	44,481
Plus:
Unrealized losses on swap contracts	7,098	—	—	—	7,098

EBITDA (as defined in our credit facility)	$44,062	$5,224	$5,775	$(3,482)	$51,579

The following table reconciles net earnings to EBITDA for the nine months ended October 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$60,982	($1,051)	$18,581	($28,608)	$49,904
Interest expense, excluding amortization of financing costs	990	(325)	—	26,171	26,836
Amortization of financing costs	—	—	—	4,211	4,211
Income tax expense (benefit)	31,222	(541)	9,580	(13,193)	27,068
Depreciation and amortization	35,579	7,837	3,254	3	46,673
Equity sponsor management fee	—	—	—	1,547	1,547
Industrial revenue bonds related expenses	732	—	—	—	732
Other	6,352	837	842	2,189	10,220

	135,857	6,757	32,257	(7,680)	167,191
Minus:
Unrealized gains on swap contracts	6,893	—	—	—	6,893

EBITDA (as defined in our credit facility)	$128,964	$6,757	$32,257	($7,680)	$160,298

The following table reconciles net earnings to EBITDA for the nine months ended September 27, 2008 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$47,608	$5,953	$5,690	$(25,701)	$33,550
Interest expense, excluding amortization of financing costs	1,167	—	—	27,355	28,522
Amortization of financing costs	—	—	—	2,864	2,864
Income tax expense (benefit)	20,297	2,986	2,860	(10,454)	15,689
Depreciation and amortization	48,535	5,027	3,395	3	56,960
Equity sponsor management fee	—	—	—	1,390	1,390
Industrial revenue bonds related expenses	733	—	—	—	733
Other	5,710	650	649	(4,726)	2,283

	124,050	14,616	12,594	(9,269)	141,991
Plus:
Unrealized losses on swap contracts	3,835	—	—	—	3,835

EBITDA (as defined in our credit facility)	$127,885	$14,616	$12,594	$(9,269)	$145,826

Michael Foods, Inc., based in Minnetonka, MN, is a multinational producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are specialty egg products, refrigerated potato products, cheese and other dairy products.

Consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

As of October 3, 2009 and September 27, 2008

(in thousands)

	Quarter		Nine months
	2009	2008	2009	2008
Net sales	$382,116	$450,058	$1,152,488	$1,320,070
Cost of sales	306,503	383,922	926,719	1,115,891

Gross profit	75,613	66,136	225,769	204,179
Selling, general & administrative	34,982	41,650	113,585	122,820

Operating profit	40,631	24,486	112,184	81,359
Interest expense, net	12,001	8,833	31,975	32,120
Loss on early extinguishment of debt	—	—	3,237	—

Earnings before income taxes	28,630	15,653	76,972	49,239
Income tax expense	10,105	4,629	27,068	15,689

Net earnings	$18,525	$11,024	$49,904	$33,550

	October 3, 2009	January 3, 2009
Selected Balance Sheet Information:
Cash and equivalents	$85,792	$78,054

Accrued interest	$10,237	$4,537

Total debt, including current maturities	$577,979	$597,384

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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